UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 21, 2021

ALTITUDE INTERNATIONAL HOLDINGS, INC.

(Exact name of Registrant as specified in its Charter)

New York	000-55639	13-3778988
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4500 SE Pine Valley Street, Port St. Lucie, FL 34952

(Address of Principal Executive Offices)

772-323-0625

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act: None

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered under Section 12(b) of the Exchange Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.001 par value	ALTD	N/A

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2021, Scott Del Mastro was appointed to the Board of Directors of the Company. Scott Del Mastro, 54, received his Bachelor’s in Psychology with an emphasis in Biomechanics from San Diego State University. He then received his Master’s degree in Sport Psychology also from San Diego State University. He has owned, operated, and served as the Director of Operations at ITA-USA Enterprise, LLC., dba Club Med Academies, since 2009. Previously, he was the owner and operator of the International Tennis Academy (ITA) in Delray Beach, Florida, for 14 years, before relocating to Port Saint Lucie, Florida in 2009 to launch Club Med Academies High Performance Multi-Sport Training Program and Fully Accredited K-12 Academic School. He has coached and trained professional and junior tennis players on the U.S. and World Circuits (ATP, WTA, ITF) for more than 30 years. Del Mastro specializes in ENERGY Management, Tennis Specific Movement, Mental Performance, and Fitness. He conceptualized, developed, and delivered Club Med Academies College Placement Program, which has assisted thousands of athletes in the college entrance process, leading to millions of dollars in collegiate athletic and academic scholarships. Additionally, he is an internationally acknowledged speaker and clinician in Sport Psychology and other various tennis-related topics.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board of Directors of the Company, pursuant to Fourth Article of the Company’s Amended Articles of Incorporation, approved the designation of fifty-one (51) shares of its authorized capital stock as “Series A Preferred Stock”. The Certificate of Designation for the Series A Preferred Stock was filed on July 21, 2021, and the Company received confirmation of the filing on July 27, 2021. A copy of the filing is included as Exhibit 3.1 to this Form 8-K. These shares have preferential voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (x) the Numerator.

Item 7.01 Regulation FD Disclosure.

On July 26, 2021, the Company issued a press release regarding developments in its wholly-owned subsidiary, Trident Water. A copy of the press release issued by the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated by reference solely for purposes of this Item 7.01 disclosure.

On July 27, 2021, the Company issued a press release regarding the Closing of the transaction with Breunich Holdings, Inc. A copy of the press release issued by the Company is attached as Exhibit 99.2 to this Current Report on Form 8-K, which is incorporated by reference solely for purposes of this Item 7.01 disclosure.

Exhibits 99.1 and 99.2 contains forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

The information set forth under this Item 7.01, including Exhibit 99.1, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Exhibits

3.1	Certificate of Amendment of the Certification of Incorporation for the Series A Preferred Stock
99.1	Press Release dated July 26, 2021
99.2	Press Release dated July 27, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2021

ALTITUDE INTERNATIONAL HOLDINGS, INC.

By:	/s/ Greg Breunich
Name:	Greg Breunich
Title:	Chief Executive Officer, Chief Financial Officer and Director